SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2018

CannAwake Corporation

(Exact name of registrant as specified in charter)

Delaware	000-30563
(State or other jurisdiction of incorporation)	(Commission File Number)

HC1 Box 360, 107355 Nipton Rd., Nipton, CA	92364
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (720) 573-0102

Delta International Oil & Gas Inc.

(Former Name or Former Address, if Changed Since Last Report)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03.	Amendment to Articles of Incorporation and By-Laws.

On June 13, 2018, our Board approved changing the Company’s name to CannAwake Corporation, and authorized the filing by the Company in Delaware on June 13, 2018, of a Certificate of Amendment to the Company’s Certificate of Incorporation providing for changing the name of the Company from Delta International Oil & Gas Inc. to CannAwake Corporation. The change of the Company’s name became effective August 9, 2018 following approval by the Financial Industry Regulatory Authority as effective for trading purposes in the OTC markets. The change of the Company’s name required only Board of Directors approval under the Delaware General Corporation Law; stockholder approval of the Company’s stockholders was not required. Our new trading symbol is “CANX” following the name change.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 10, 2018	CannAwake Corporation

	By:	/s/ Scott Stoegbauer
President

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